UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): January 12, 2024

TETRA Technologies, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	1-13455	74-2148293
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

24955 Interstate 45 North
The Woodlands, Texas 77380
(Address of Principal Executive Offices, and Zip Code)

(281) 367-1983
Registrant’s Telephone Number, Including Area Code

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	TTI	New York Stock Exchange
Preferred Share Purchase Right	NA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 1.01 Entry into a Material Definitive Agreement.

New Term Loan Credit Agreement

On January 12, 2024, the Company, as borrower, entered into that certain Credit Agreement (the “Term Loan Credit Agreement”) with Silver Point Finance, LLC, as administrative agent, and the lenders party thereto (collectively, the “Term Lenders”). The Term Loan Credit Agreement provides an initial term loan on the date of closing in the principal amount of $190 million (the “Initial Term Loan”) and the availability of delayed draw term loans, subject to the terms of the Term Loan Credit Agreement, up to an aggregate principal amount of $75 million (the “Delayed Draw Term Loans,” and together with the Initial Term Loan, the “Term Loan”). Proceeds from the Initial Term Loan are being used to repay in full indebtedness of the Company under its existing term loan credit agreement and for general corporate purposes. Proceeds of any Delayed Draw Term Loans may be used for the construction of a bromine processing facility. The loans under the Term Loan Credit Agreement may be voluntarily prepaid, in whole or in part, subject to applicable prepayment premiums. Any prepayment of the Term Loan prior to the one-year anniversary of the closing date will have a premium of 3.0%, any prepayment of the Term Loan during the period commencing on the one-year anniversary of the closing date and ending immediately prior to the two-year anniversary of the closing date will have a premium of 2.0% and any prepayment of the Term Loan during the period commencing after the two-year anniversary of the closing date and ending immediately prior to the three-year anniversary of the closing date will have a premium of 1.0%. There is no prepayment premium required on or after the third anniversary of the closing date. The maturity date of the Term Loans is January 12, 2030.

Borrowings under the Term Loan Credit Agreement will bear interest at a rate per annum equal to, at the option of the Company, either (i) SOFR (adjusted to reflect any required bank reserves) for an interest period equal to one, three or six months (as selected by the Company) plus a margin of 5.75% per annum or (ii) a base rate plus a margin of 4.75% per annum. The base rate shall be determined by reference to the highest of (a) the rate of interest in effect for such day as announced from time to time by The Wall Street Journal as its prime rate, (b) the Federal Funds Rate (as defined in the Term Loan Credit Agreement) plus 0.5% per annum and (c) the Adjusted Term SOFR Rate (as defined in the Term Loan Credit Agreement) for a one-month period on such day plus 1.0% per annum. In addition to paying interest on the outstanding principal under the Term Loan Credit Agreement, the Company is required to pay a commitment fee on the unutilized commitments with respect to the Delayed Draw Term Loans at the rate of 1.5% per annum, paid quarterly in arrears.

The Term Loan Credit Agreement contains certain affirmative and negative covenants, including covenants that restrict the ability of the Company and certain of its subsidiaries to take certain actions including, among other things and subject to certain significant exceptions, the incurrence of debt, the granting of liens, engaging in mergers and other fundamental changes, the making of investments, entering into transactions with affiliates, the payment of dividends and other restricted payments, the prepayment of other indebtedness and the sale of assets. The Term Loan Credit Agreement also requires the Company to maintain a Leverage Ratio (as defined in the Term Loan Credit Agreement) of not more than 4.0 to 1.0 as of the end of each fiscal quarter.

All obligations under the Term Loan Credit Agreement and the guarantees of those obligations are secured, subject to certain exceptions, by a security interest for the benefit of the Term Lenders on substantially all of the property of the Company and its domestic subsidiaries, subject to the lien priorities set forth in the intercreditor agreement with the agent under the Company’s revolving credit facility.

The Term Loan Credit Agreement includes customary events of default including non-payment of principal, interest or fees, violation of covenants, inaccuracy of representations or warranties, cross-default to other material indebtedness, bankruptcy and insolvency events, invalidity or impairment of security interests or invalidity of loan documents, certain ERISA events, unsatisfied or unstayed judgments and change of control.

Certain of the Term Lenders under the Term Loan Credit Agreement and their affiliates have in the past provided, and may from time to time in the future provide, loans to the Company and its subsidiaries. They have received, and may receive in the future, customary fees for these transactions.

Amendment to ABL Credit Agreement

On January 12, 2024, the Company entered into that certain Fifth Amendment to Credit Agreement (the “Fifth Amendment”) which amends the ABL Credit Agreement. The Fifth Amendment, among other things, amends the ABL Credit Agreement to permit the Company’s entrance into the Term Loan Credit Agreement.

The preceding descriptions of the ABL Credit Agreement, the Term Credit Agreement and the Intercreditor Agreement do not purport to be complete and are qualified in their entirety by the terms and conditions of the ABL Credit Agreement and the Term Credit Agreement which are respectively filed as Exhibits 10.1 and 10.2 hereto, and incorporated into this Current Report on Form 8-K by reference.

Item 1.02 Termination of a Material Definitive Agreement.

On January 12, 2024, in connection with the closing of the above-described loans, the Company repaid all outstanding borrowings and obligations under the Credit Agreement dated as of September 10, 2018 among the Company, the lenders from time to time party thereto, and Wilmington Trust, National Association, as administrative agent (the “Existing Credit Agreement”) with a portion of the net proceeds from the above-described loans, and terminated the Existing Credit Agreement.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth above in Item 1.01 is incorporated herein by reference.

Item 8.01 Other Matters.

On January 15, 2024, the Company issued a press release announcing the entry into the Term Loan Credit Agreement and the Fifth Amendment. A copy of the press release is attached as Exhibit 99.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1*	Credit Agreement dated as of January 12, 2024 among TETRA Technologies, Inc., Silver Point Finance, LLC, as administrative agent, and the lenders party thereto
10.2
Fifth Amendment to Credit Agreement dated as of January 12, 2024 by and among TETRA Technologies, Inc., TETRA Technologies U.K. Limited, the other loan parties party thereto, the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent

99.1	Press Release dated January 15, 2024
104	Cover Page Interactive Data File
*    Schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K, and portions of this exhibit have been redacted in compliance with instruction 5 to Item 1.01 of Form 8-K.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TETRA Technologies, Inc.

By:	/s/Elijio V. Serrano
Elijio V. Serrano
Senior Vice President
and Chief Financial Officer
(Principal Financial Officer)

Date:	January 18, 2024
4